Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The following unaudited pro forma condensed financial information reflects the statements of income for the nine months ended September 30, 2025 and for the year ended December 31, 2024 as if the sale of stock (the “Stock Sale”) of Tompkins Insurance Agencies, Inc. (Tompkins Insurance”) to Arthur J. Gallagher & Co. (“Gallagher”) had occurred on January 1, 2024. The unaudited pro forma condensed balance sheet as of September 30, 2025, assumes that the Stock Sale occurred as of September 30, 2025. The unaudited pro forma condensed financial information should be read together with the Company’s historical consolidated financial statements and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in its annual report on Form 10-K for the fiscal year ended December 31, 2024, and in its quarterly report on Form 10-Q for the nine months ended September 30, 2025.

The unaudited pro forma condensed financial information is presented based on information currently available, is intended for informational purposes, is not intended to represent what the Company’s consolidated statements of income and balance sheet actually would have been had the Stock Sale occurred on the dates indicated above and do not reflect all actions that may be undertaken by the Company after the Stock Sale. In addition, the unaudited pro forma condensed financial information is not necessarily indicative of the Company's result of operations and financial position for any future period.

The “Historical Tompkins Financial Corporation” column in the unaudited pro forma condensed financial information reflects the Company’s historical consolidated financial information for the periods presented and does not reflect any adjustments related to the Stock Sale and related transactions.

The information in the “Pro Forma Adjustments” column in the unaudited pro forma condensed statements of income was derived from the Company’s consolidated financial information and related accounting records for the nine months ended September 30, 2025 and fiscal year ended December 31, 2024 and reflects the removal of substantially all of the historical operating results of Tompkins Insurance. Pro Forma adjustments do not include allocations of general corporate overhead of the Company to Tomkins Insurance and do not reflect what Tompkins Insurance results of operations would have been on a stand-alone basis, and are not necessarily indicative of future results of operations.

The information in the “Pro Forma Adjustments” column in the unaudited pro forma condensed financial information was based on available information and assumptions that the Company’s management believes are reasonable, that reflect the impacts of the events directly attributable to the Stock Sale and related transactions that are factually supportable, and for purposes of the consolidated statements of operations, are expected to have a continuing impact on the Company. The pro forma adjustments do not reflect future events that may occur after the Stock Sale, including potential selling, general and administrative dis-synergies and the expected charges, the expected realization of any cost savings and other synergies, or the usage of the expected cash distribution received from Gallagher in connection with the Stock Sale.

The unaudited pro forma condensed financial information is provided for illustrative information purposes only. the unaudited pro forma condensed financial information is not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the Stock Sale been completed as of the dates indicated or that may be achieved in the future. The pro forma financial information has been prepared by the Company in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 21, 2020.

The unaudited pro forma condensed financial information also does not consider any potential effects of changes in market conditions on revenues, expense efficiencies, asset dispositions, and share repurchases, among other factors. The pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed financial information.

UNAUDITED PRO FORMA BALANCE SHEET
As of September 30, 2025

	Transaction Accounting Adjustments
	Historical Tompkins Financial Corporation	Pro forma adjustments	Note 2	Pro forma Condensed

(In thousands)

Cash and noninterest bearing balances due from banks	$77,115	$220,835	B	$297,950
Interest bearing balances due from banks	116,377	—		116,377
Securities	1,604,357	—		1,604,357
Loans, net	6,228,182	—		6,228,182
Federal Home Loan Bank and other stock	27,083	—		27,083
Bank premises and equipment, net	73,842	(2,359)	A	71,483
Corporate owned life insurance	77,328	—		77,328
Goodwill and other intangible assets, net	94,927	(20,612)	A	74,315
Accrued interest and other assets	169,520	(7,693)	A	161,827
Total Assets	$8,468,731	$190,171		$8,658,902

Deposits	$7,053,070	$—		$7,053,070
Other borrowed funds	525,670	—		525,670
Other liabilities	101,186	44,925	C	146,111
Total Liabilities	$7,679,926	$44,925		$7,724,851

Common Stock	$1,447	$—		$1,447
Additional paid-in capital	301,184	145,246	C	446,430
Retained earnings	575,112	—		575,112
Accumulated other comprehensive loss	(83,773)	—		(83,773)
Treasury Stock	(5,165)	—		(5,165)
Total Equity	$788,805	$145,246	C	$934,051
Total Liabilities and Equity	$8,468,731	$190,171		$8,658,902

See the accompanying Notes to the Unaudited Pro Forma Condensed Financial Information

UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
For the Nine Months Ended September 30, 2025

	Transaction Accounting Adjustments
	Historical Tompkins Financial Corporation	Pro forma Adjustments (Note 2A)	Pro forma Condensed
(In thousands)

Net interest income	$180,670	$(2)	$180,668
Provision for credit losses	10,557	—	10,557
Net interest income after provision for credit loss expense	170,113	(2)	170,111
Insurance commissions and fees	32,490	(32,490)	—
Other non-interest income	38,618	(134)	38,484
Salaries and wages and other employee benefits	99,261	(18,222)	81,039
Amortization of intangible assets	265	(243)	22
Other non-interest expense	56,551	(2,797)	53,754
Income before income taxes	85,144	(11,364)	73,780
Income tax provision	20,321	(3,068)	17,253
Net Income	$64,823	$(8,296)	$56,527

See the accompanying Notes to the Unaudited Pro Forma condensed Financial Information

UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
For the Year Ended December 31, 2024

	Transaction Accounting Adjustments
	Historical Tompkins Financial Corporation	Pro forma Adjustments (Note 2A)	Pro forma Condensed
(In thousands)

Net interest income	$211,102	$(4)	$211,098
Provision for credit losses	6,611	—	6,611
Net interest income after provision for credit loss expense	204,491	(4)	204,487
Insurance commissions and fees	39,100	(39,100)	—
Other non-interest income	49,027	(135)	48,892
Salaries and wages and other employee benefits	127,811	(23,538)	104,273
Amortization of intangible assets	332	(320)	12
Other non-interest expense	71,499	(3,539)	67,960
Income before income taxes	92,976	(11,842)	81,134
Income tax provision	22,003	(3,197)	18,806
Net income attributable to noncontrolling interests	123	—	123
Net Income	$70,850	$(8,645)	$62,205

See the accompanying Notes to the Unaudited Pro Forma Condensed Financial Information

TOMPKINS FINANCIAL CORPORATION
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

1. Basis of Presentation

The accompanying unaudited pro forma condensed financial information and related notes were prepared in accordance with Article 11 Regulation S-X. the unaudited pro forma condensed statements of income for the nine months ended September 30, 2025 and the year ended December 31, 2024 separates substantially all of the operating results of Tompkins Insurance from the historical consolidated income statement of the Company, giving effect to the Stock Sale as if it had been completed on January 1, 2025. the unaudited pro forma condensed balance sheet as of September 30, 3025 separates substantially all of the assets and certain liabilities of Tompkins Insurance from the historical consolidated balance sheet of the Company, giving effect to the Stock Sale as if it had been completed on September 30, 2025.

The unaudited pro forma condensed financial information and explanatory notes have been prepared to illustrate the effect of the Stock Sale. The unaudited pro forma condensed financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the Company had the sale been completed on January 1, 2025, nor does it necessarily indicate the results of operations in future periods or the future financial position of the Company.

2. Pro Forma Adjustments to the Unaudited Condensed Balance Sheet and Income Statements

The unaudited condensed pro forma statements of operations for the nine months ended September 30, 2025, and the year ended December 31, 2024 and the unaudited pro forma condensed balance sheet as of September 30, 2025, include the following adjustments:

A.Reflects the sale of substantially all of the assets and transfer of certain liabilities of Tompkins Insurance, including the associated results of operations.
B.Reflects the receipt of net cash consideration which includes the following:

(in thousands)
Gross purchase price pursuant to Stock Purchase Agreement	$223,000
Transaction costs settled at closing	11,586
Working capital adjustment settled at closing	(2,212)
Net cash proceeds at closing	$213,626
Fiduciary cash transferred to Gallagher	(10,769)
Indebtedness transferred to Gallagher	3,560
Adjusted net proceeds	$220,835

C. Reflects the impact to the Company’s total shareholders’ equity from the estimated gain on sale, net of tax, of substantially all of the assets and transfer of certain liabilities of Tompkins Insurance to Gallagher. The tax effect was computed using the Company’s statutory tax rate of 26.7%.